Exhibit 10.12
RESTRICTED STOCK AGREEMENT
This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made effective as of <award_date>, by and between DELTA PETROLEUM CORPORATION, a Delaware corporation (the “Company”), and <first_name> <last_name> (the “Participant”).
W I T N E S S E T H:
WHEREAS, the Company has adopted the Delta Petroleum Corporation 2009 Performance and Equity Incentive Plan, as amended (the “Plan”), which authorizes the Company to award restricted shares of its common stock, $0.01 par value per share, to selected employees and directors of the Company and its Subsidiaries; and
WHEREAS, the Company desires to grant to the Participant a Restricted Stock Award in contemplation of receipt of future services by the Participant; and
WHEREAS, the Company and Participant wish to confirm the terms and conditions of such Restricted Stock Award to Participant effective as of <award_date> (the “Issue Date”);
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed between the parties hereto as follows:
1. Definitions. Except as provided in this Agreement, or unless the context otherwise requires, the terms used herein shall have the same meaning as in the Plan.
2. Award of Restricted Stock. Upon and subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby awards to Participant <shares_awarded> shares of Restricted Stock of the Company (the “Restricted Stock”), in consideration of the Participant’s future services for the Company. Such Restricted Stock will vest in accordance with Paragraph 3 of this Agreement below, but in no event earlier than services upon which this grant is based have been performed by the Participant.
3. Rights; Vesting; Forfeiture. Except as otherwise provided herein, Participant shall have full right, title and interest in the Restricted Stock to the extent such Restricted Stock has vested in accordance with subparagraph (iii) below.
(i) During the Vesting Period (as defined below) and prior to the vesting of the Restricted Stock, the Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by Participant. Certificates issued with respect to the Restricted Stock shall be registered in the name of Participant and deposited by Participant with the Company, and any such certificates shall bear an appropriate legend disclosing the restrictions imposed on the Restricted Stock hereunder and by the Plan. Upon the lapse of the restrictions applicable to the Restricted Stock, the Company shall deliver such certificates to Participant or Participant’s legal representative, as the case may be.
(ii) During the Vesting Period, the Participant shall have no rights to vote on the Restricted Stock or have any other rights of a stockholder in the Company with regards to such Restricted Stock, unless otherwise provided herein. If as a result of a stock dividend, stock split, recapitalization or other adjustment in the capital stock or stated capital of the Company, or as the result of a merger, consolidation, or other reorganization, the Common Stock is increased, reduced or otherwise changed by virtue thereof, Participant shall be entitled to new or additional or different shares, with such new or additional shares being subject to the same terms, conditions and restrictions as applicable to the Restricted Stock.
(iii) The Restricted Stock shall vest as follows:
<vesting_schedule>
provided that Participant is employed by the Company or a Subsidiary (the “Employer”) at all times following the Issue Date and prior to and on each of the Vest Dates set forth above (the “Vesting Period”). If, at any time during the Vesting Period, Participant’s employment with Employer is terminated for any reason other than as a result of the death or Disability of Participant or retirement by Participant as specified in the following sentence, all of the Restricted Stock held by such Participant which has not previously vested shall immediately and automatically be forfeited without monetary consideration to the Company and shall be automatically canceled and retired. If (i) Participant shall die while in the employ or service of the Employer, (ii) Participant’s employment or service with the Employer shall terminate by reason of Disability, (iii) the Participant retires from employment following 30 years of consecutive service with the Company or (iv) there occurs a Change in Control, then in any such case all Restricted Stock shall become immediately vested and non-forfeitable. For the purposes of this Agreement, a Change in Control shall be deemed to have occurred if any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act) other than an entity owned or controlled by Kirk Kerkorian shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act), directly or indirectly, of more than 50%, on a fully diluted basis, of the outstanding capital stock of the Company. For the purposes of this Agreement, Disability shall mean a participant’s total and permanent disability that prevents the Participant from performing the normal duties of his or her position, as determined by the Company.
4. Withholding Taxes. The Participant may be required to pay to the Company an amount required to be withheld with respect to the vesting of the Restricted Stock for any federal, state, local, or employment taxes which are required by law to be withheld with respect to such payments. At the request of the Participant, or as required by law, such sums as may be required for the payment of any estimated or accrued income tax liability may be withheld and paid over to the governmental entity entitled to receive the same. Notwithstanding the foregoing, the Participant may satisfy such obligation, if any, in whole or in part, and any other local, state or federal income tax obligations relating to such Restricted Stock, by electing (the “Election”) to pay to the Company the amount of any such obligation (i) in cash or by certified or bank cashier’s check or by personal check (subject to collection); (ii) by delivery (by either actual delivery or attestation) of shares of Common Stock owned by the Participant at the time of vesting and otherwise acceptable to the Company, provided that no securities may be surrendered in payment of such obligation if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Restricted Stock for financial reporting purposes; or (iii) a combination of the foregoing methods. The value of the shares tendered in payment of such obligation shall be the closing sales price per share of the Company’s Common Stock on the Nasdaq National Market on the date that the Restricted Shares for which the payment is being made vested, or, if there is no transaction on such date, then on the trading date nearest preceding the date such shares are tendered to the Company for which closing price information is available, and the number of shares to be tendered shall, when aggregated with the value of any other permitted form of payment provided by the Participant, approximate as nearly as possible (but not exceed) the amount of such obligation being satisfied. Each Election must be made in writing to the Company in accordance with election procedures established by the Company.
5. Restricted Stock Subject to Plan. The Restricted Stock Award represented by this Agreement and the Restricted Stock shall be subject to, and the Company and Participant agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof.
6. Covenants and Representations of Participant. Participant represents, warrants, covenants and agrees with the Company as follows:
(i) The Restricted Stock cannot be offered for sale, sold or transferred by Participant other than pursuant to: (A) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with such laws; (B) an effective registration under the Securities Act of 1933, as amended (the “1933 Act”), or in a transaction otherwise in compliance with the 1933 Act; and (C) evidence satisfactory to the Company of compliance with the securities laws of all applicable jurisdictions. The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws;
(ii) The Company will be under no obligation to register (or maintain the registration of) the Restricted Stock or to comply with any exemption available for sale of the Restricted Stock without registration. The Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the 1933 Act available with respect to sales of the Restricted Stock; and
(iii) If applicable, a legend indicating that the Restricted Stock has not been registered under the applicable state securities laws and referring to any applicable restrictions on transferability and sale of the Restricted Stock may be placed on the certificate or certificates delivered to Participant, and any transfer agent of the Company may be instructed to require compliance therewith.
7. Governing Law. This Agreement shall be construed, administered and enforced according to the laws of the State of Colorado, without regard to the conflicts of laws provisions thereof.
8. Successors. This Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.
9. Notice. Except as otherwise specified herein, all notices and other communications under this Agreement shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed Participant at the last known address of such Participant. Any party may designate any other address to which notices shall be sent by giving notice of such address to the other parties in the same manner provided herein.
10. Severability. In the event that any one or more of the provisions or portion thereof contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this

Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or portion thereof had never been contained herein.
11. Entire Agreement. Subject to the terms and conditions of the Plan, this Agreement expresses the entire understanding and agreement of the parties hereto with respect to such terms, restrictions and limitations. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
12. Violation. Any transfer, pledge, sale, assignment or hypothecation of the Restricted Stock except in accordance with this Agreement shall be a violation of the terms hereof and shall be void and without effect.
13. Headings. Section headings used herein are for convenience of reference only and shall not be considered in interpreting this Agreement.
14. Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.
15. Counterparts. This Agreement may be executed by the signatures of each of the parties hereto, or to a counterpart of this Agreement, and all such counterparts shall collectively constitute one Agreement. Facsimile signatures shall constitute original signatures for purposes of this Agreement.
IN WITNESS WHEREOF, the parties have executed and sealed this Agreement on the day and year first set forth above.

DELTA PETROLEUM CORPORATION
By:	/s/ Kevin K. Nanke
	Name:	Kevin K. Nanke
	Title:	Treasurer and Chief Financial Officer

PARTICIPANT:
Signature:

Name (printed):

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